EXHIBIT 32.2

                         PROTALIX BIOTHERAPEUTICS, INC.

                                  CERTIFICATION
                                  -------------

In connection with the periodic report of Protalix BioTherapeutics, Inc. (the "Company") on Form 10-K for the period ended December 31, 2006 as filed with the Securities and Exchange Commission (the "Report"), I, Yossi Maimon, Vice President and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for the purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

      (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

      This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Date: March 28, 2007

/s/ Yossi Maimon
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Yossi Maimon
Vice President and Chief Financial Officer